SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: January 21, 2004

                           ZARLINK SEMICONDUCTOR INC.
             (Exact name of Registrant as specified in its charter)

     Canada                          1-8139                         None
(Jurisdiction of                  (Commission                   (IRS Employer
 incorporation)                     File No.)                Identification No.)

                                 400 March Road,
                         Ottawa, Ontario, Canada K2K 3H4
                    (Address of principal executive offices)

                  Registrant's telephone number: (613) 592-0200

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Item 12. Results of Operations and Financial Condition.

Zarlink Semiconductor Inc. has issued a press release announcing its financial results for its third quarter of Fiscal 2004. A copy of the press release is being furnished as Exhibit 99.1 to this report and incorporated herein by reference. The press release contains disclosure of cash assets (comprised of cash, cash equivalents, short-term investments and restricted cash). The combination of cash, cash equivalents, short-term investments and restricted cash is not a measure of cash or cash flow calculated in accordance with accounting principles generally accepted in the United States (GAAP). Attached as a supplementary schedule to the press release is a detailed reconciliation of Zarlink's calculation of combined cash, cash equivalents, short-term investments and restricted cash. Zarlink believes that this supplementary measure allows it to more effectively manage its total cash assets. However, this measure of cash, cash equivalents, short-term investments and restricted cash combined does not have any standardized meaning prescribed by GAAP and is therefore unlikely to be comparable to similar measures prescribed by other companies. This measure should not be considered as a substitute or alternative for Zarlink's consolidated statement of cash flows.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2004

                                        ZARLINK SEMICONDUCTOR INC.

                                        By: /s/ SCOTT MILLIGAN
                                            ------------------------------------
                                            Scott Milligan
                                            Senior Vice President of Finance and
                                            Chief Financial Officer